                                                                    Exhibit 23.2



                KPMG                               Telephone     +65 6213 3388
                16 Raffles Quay #22-00             Fax           +65 6225 0984
                Hong Leong Building                Internet      www.kpmg.com.sg
                Singapore 048581






            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

The Board of Directors
STATS ChipPAC Ltd.:


We consent to the use of our report included and incorporated by reference in the registration statement on Amendment No. 1 to Form F-4 of STATS ChipPAC
Ltd. to be filed on or about April 14, 2005, of our report dated February 6, 2004, with respect to the consolidated balance sheet of ST Assembly Test Services Ltd and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, comprehensive loss, shareholders' equity and cash flows for each of the two years in the period ended December 31, 2003, which report appears herein and in the December 31, 2004, annual report on Form 20-F of STATS ChipPAC Ltd.


We consent to the reference to our firm under the heading "Experts" in the registration statement.




/s/ KPMG
Singapore
April 14, 2005